Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

AnaptysBio, Inc.:

We consent to the use of our report with respect to the consolidated financial statements incorporated by reference herein.

/s/ KPMG LLP

San Diego, California

January 25, 2017